PRICING SUPPLEMENT NO. 71                                       Rule 424(b)(3)
DATED: April 23, 1998                                       File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                  Floating Rate Notes       Book Entry Notes
$25,000,000                        [x]                       [x]

Original Issue Date:               Fixed Rate Notes          Certificated Notes
April 29, 1998                     [_]                       [_]

Maturity Date:                     CUSIP#: 073928 BF 9
April 29, 2005

Option to Extend Maturity:         No  [x]

                                   Yes [_]   Final Maturity Date:


                                         Optional        Optional
                    Redemption           Repayment       Repayment
Redeemable On       Price(s)             Date(s)         Price(s)
-------------       ----------           ---------       ----------

N/A                 N/A                  N/A             N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]           Commercial Paper Rate       Minimum Interest Rate: N/A

[_]           Federal Funds Rate          Interest Reset Date(s): *

[_]           Treasury Rate               Interest Reset Period: Three Months

[_]           LIBOR Reuters               Interest Payment Date(s): **

[x]           LIBOR Telerate ***          Redeemable On and After N/A

[_]           Prime Rate                  Interest Payment Period: Quarterly

[_]           CMT Rate                    Minimum Coupon:  0.0%

                                          Coupon Day Count: 30/360

Initial Interest Rate: ****

Index Maturity:  Three Months

---------------------
*       Quarterly on the 29th of each July, October, January and
        April commencing July 29, 1998.

**      Quarterly on the 29th of each July, October, January and
        April commencing July 29, 1998.

***     Subject to the Accural Provision.

****    The three-month LIBOR rate plus 1.12%, subject to the Accrual Provision, under which the coupon will accrue, as set forth below, for each day that the three-month LIBOR rate is greater than 3.00% and less than 8.00% on each Determination Date. For days that the three-month LIBOR rate is less than or equal to 3.00% or greater than or equal to 8.00% on each Determination Date, the Minimum Coupon accrues. The three-month LIBOR rate will be determined daily, subject to the Following Business Day convention with no adjustment for period end dates.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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